Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with Amendment No. 1 to the Quarterly Report on Form 10-Q of Quicksilver Resources Inc. (the “Company”) for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Vanessa Gomez LaGatta, Senior Vice President – Chief Financial Officer and Treasurer (Principal Financial Officer) of the Company, and Glenn Darden, President and Chief Executive Officer of the Company, each certifies that, to his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: March 14, 2016

By:	/s/ Vanessa Gomez LaGatta	By:	/s/ Glenn Darden
	Vanessa Gomez LaGatta		Glenn Darden
	Senior Vice President – Chief Financial Officer and Treasurer		President and Chief Executive Officer
(Principal Financial Officer)